UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2009

 ___________________

MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On April 15, 2009, MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of Mechanical Technology, Incorporated (the “Company”), entered into an Amendment No. 2 to Convertible Note and Warrant Purchase Agreement, Security Agreement and Secured Convertible Promissory Notes and Consent (the “Amendment No. 2”) with the Company and the other parties to those certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”), Secured Convertible Promissory Note Agreements (the “Bridge Notes”), Security Agreement (the “Security Agreement”) and Warrant Agreements (the “Warrants”), each dated as of September 18, 2008, as amended on February 20, 2009 (collectively, the “Bridge Documentation”).

Pursuant to the Amendment No. 2, MTI Micro and the parties to the Bridge Documentation (the “Bridge Investors”) agreed to, among other things, further amend the Bridge Documentation to permit MTI Micro to (i) sell additional Bridge Notes and Warrants with an additional aggregate principal amount of up to $800,000, (ii) extend the Maturity Date (as defined in the Bridge Notes) from May 31, 2009 to March 31, 2010, and (iii) amend the Bridge Notes to provide that if the Next Equity Financing (as defined in the Bridge Notes) does not occur on or before the Maturity Date, all principal and (at MTI Micro’s option) accrued interest outstanding under all of the Bridge Notes shall be converted into equity securities of MTI Micro based upon an MTI Micro valuation and on such terms to be agreed upon by MTI Micro and the holders of a majority in interest of the Bridge Notes within thirty (30) days following the earlier to occur of (x) the Maturity Date or (y) the date upon which the aggregate principal amount under all the Bridge Notes equals or exceeds $3,500,000, which valuation and terms shall be negotiated in good faith by MTI Micro and a majority in interest of the Bridge Notes (collectively, the “Bridge Amendments”).

MTI Micro will borrow an additional $215,000 of the $800,000 available additional capacity on or before April 28, 2009 from an existing Bridge Investor managed by Dr. Walter L. Robb, a member of the Company’s Board of Directors, and a new investor, which will bring the aggregate outstanding principal amount borrowed under the Purchase Agreement, as amended, to $2,915,000, including conversion of outstanding debt totaling $700,000 owed to the Company. Thereafter, MTI Micro will have the right to borrow up to an additional $585,000 in increments not to exceed $165,000 per month.

This above description of the terms of the Amendment No. 2 is not complete and is qualified in its entirety by the terms and conditions of the Amendment No. 2 which will be filed as an exhibit to the Company’s Form 10-Q for the period ended June 30, 2009. For additional information relating to the bridge financing, please see the Company’s Form 8-K filed September 18, 2008, the Company’s Form 8-K filed February 20, 2009, Exhibit 10.153 to the Company’s Form 10-Q for the quarter ended September 30, 2008, and Exhibit 10.158 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

At present, the Company does not currently expect to advance future resources to fund MTI Micro’s operations. Instead, MTI Micro is currently seeking external equity or debt investments to finance its operations. In addition to funds raised by MTI Micro pursuant to the Bridge Documentation, as amended, MTI Micro will be required to raise additional funds through the issuance of its equity or debt, and/or explore other strategic alternatives including, but not limited to, the sale of assets and/or the company. If MTI Micro is unable to raise additional financing, it may be required to discontinue its business operations.

Item 8.01 – Other Events.

On April 16, 2009, the Company issued a press release announcing that MTI Micro has been awarded a funding grant of $2.4 million from the United States Department of Energy (“DOE”) as part of the DOE’s $41.9 million in American Recovery and Reinvestment Act funding for fuel cell technology. The DOE funding is expected to be made as a cost share contract and will be used to accelerate fuel cell use in consumer markets by demonstrating a one-watt consumer electronics power pack. The project will focus on improving reliability to meet the standards required by the electronics market and will include testing of individual components, subsystems and complete direct methanol fuel cell systems. MTI Micro will also use the funding to develop manufacturing processes to improve product yields and reduce overall costs. A copy of the press release has been filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Description
	99.1	Press Release dated April 16, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: April 16, 2009	By:	/s/ PENG K. LIM
	Name:	Peng K. Lim
	Title:	Chairman and Chief Executive Officer

Index to Exhibit

Exhibit
Number	Description
99.1	Press release dated April 16, 2009.